UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On April 7, 2021, Virpax Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement with Christopher Chipman, the Company’s Chief Financial Officer (the “Chipman Employment Agreement”).

The Chipman Employment Agreement provides for Mr. Chipman to continue to serve as the Company’s Chief Financial Officer reporting to the Company’s Chief Executive Officer, and provides for an annual base salary of $250,000. Under the Chipman Employment Agreement, Mr. Chipman is eligible for an annual bonus equal to 30% of his base salary, which will be awarded by the Company’s board of directors (the “Board”) in its sole discretion based on the achievement of the Company and Mr. Chipman of corporate and personal performance metrics established by the Board on an annual basis. To receive any bonus, Mr. Chipman must be employed by the Company at the time of payment. Mr. Chipman may also receive, in the discretion of the Board, equity awards under the Company’s 2017 Virpax Pharmaceuticals, Inc. Equity Incentive Plan (the “2017 Plan”), or any other equity incentive plan that the Company may adopt in the future. Mr. Chipman will also be eligible to receive other customary benefits described in the Chipman Employment Agreement.

 The Company may terminate the Chipman Employment Agreement upon written notice to Mr. Chipman in the event of Disability (as defined in the Chipman Employment Agreement), in which event the Company would have no further obligations under the Chipman Employment Agreement, except for any Accrued Obligations (as defined in the Chipman Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. The Company may also terminate the Chipman Employment Agreement for Cause (as defined in the Chipman Employment Agreement) immediately upon providing written notice of such termination to Mr. Chipman. If the Company terminates the Chipman Employment Agreement for Cause, the Company would have no further obligation under the Chipman Employment Agreement, except for any Accrued Obligations due. The Company may terminate the Chipman Employment Agreement without Cause immediately upon written notice of termination to Mr. Chipman. If the Company terminates the Chipman Employment Agreement without Cause, in addition to any Accrued Obligations due, Mr. Chipman is entitled to receive (i) severance payments in an amount equal to Mr. Chipman’s base salary for a period of six months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) six months or (2) the date Mr. Chipman becomes eligible for medical benefits through another employer, subject to certain conditions.

Mr. Chipman may terminate his agreement for Good Reason (as defined in the Chipman Employment Agreement) upon providing written notice of such termination to the Company. If Mr. Chipman terminates his employment for Good Reason, Mr. Chipman will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company without Cause.

If the Chipman Employment Agreement is terminated by Mr. Chipman for Good Reason or by the Company without Cause (other than on account of Mr. Chipman’s death or Disability), in each case within twelve months following a Change in Control (as defined in the Chipman Employment Agreement), Mr. Chipman will be entitled to receive the Accrued Obligations and, subject to Mr. Chipman’s compliance with the terms of the Chipman Employment Agreement, Mr. Chipman will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Chipman’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Chipman’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Chipman under the 2017 Plan.

The Chipman Employment Agreement has a term of three years from the effective date. In connection with his entry into the Chipman Employment Agreement, Mr. Chipman entered into a customary Confidential Disclosure Invention Assignment Agreements with the Company.

The foregoing is a summary of the material terms of the Chipman Employment Agreement and does not purport to be complete. The Chipman Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Option Grants

On April 7, 2021, the Board, upon recommendation of the Company’s compensation committee (the “Compensation Committee”), approved equity compensation awards for the Company’s executive officers and directors.

The Board approved awards of options (the “Options”) to purchase Common Stock to the following officers, and in the following amounts, pursuant to the 2017 Plan: Anthony Mack, the Company’s Chief Executive, was awarded 50,000 Options; Mr. Gudin, the Company’s Chief Medical Officer, was awarded 50,000 Options; and Mr. Chipman, the Company’s Chief Financial Officer, was awarded 25,000 Options. The Options have an exercise price of $4.62 per share, the fair market value of the Common Stock on the date of grant. The Options granted to the officers will vest in three equal annual installments, commencing on the one year anniversary of the grant date, and have a ten year expiration date.

The Board also approved awards of Options to the following directors and in the following amounts pursuant to the 2017 Plan: Eric Floyd was awarded 11,216 Options; Thani Jambulingam was awarded 10,205 Options; Jerrold Sendrow was awarded 10,205 Options; Dr. Vanila Singh was awarded 8,183 Options and Gary Jacob was awarded 13,183 Options. These Options have exercise prices of $4.62, the fair market value of the common stock on the date of grant, will fully vest upon the one year anniversary of the grant date, and have a ten year expiration date.

Director Compensation Policy

On April 12, 2021, the Compensation Committee recommended to the Board, and the Board approved, changes to the Company's non-employee director compensation policy whereby each non-employee director will receive an annual cash retainer of $10,000, payable in equal quarterly installments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Chipman Employment Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: April 13, 2021	By:	/s/ Christopher Chipman
Christopher Chipman
Chief Financial Officer

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